U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 25, 2006

                    HQ SUSTAINABLE MARITIME INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)

           Delaware                     000-18980               62-1407522
  (State or jurisdiction of      (Commission File Number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)
                                 ------------------------

1511 Third Avenue, Suite 788, Seattle, Washington                   98101
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:      (917) 291-3679

                                 --------------

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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As used in this report, the terms "we", "us", "our", "our company" or "HQSM"
refer to HQ Sustainable Maritime Industries, Inc., a Delaware corporation.


ITEM  3.02 - UNREGISTERED SALE OF EQUITY SECURITIES.

Effective January 25, 2006, the Company closed on a financing transaction with a group of private investors ("Investors") of $5,225,000. After deducting commissions and other costs of the offering of $522,500, the Company shall receive proceeds of $4,702,500.00. The financing consisted of two components:
(a) promissory notes of the Company ("Note" or "Notes"), in the principal aggregate amount of $5,225,000, due January 25, 2008, such Notes convertible into shares of the Company's common stock, $0.001 par value (the "Common Stock") at a per share conversion price at the rate of $0.30 per share of Common Stock; and (b) Class A and Class B Warrants registered in the name of each Investor.

The Notes are due January 25, 2008. The Notes are convertible into shares of the Company's Common Stock at a per share conversion price at the rate of $0.30 per share of Common Stock. The Notes shall accrue interest on the principal amount of the Notes at a rate per annum of eight percent (8%) from January 25, 2006 and shall be payable, in arrears, subject to the terms and conditions of the Notes, together with principal amount payments, on January 25, 2008.

One Class A Warrant and one Class B Warrant will be issued for each two shares of Common Stock which would be issued on the Closing Date assuming the complete conversion of the Note issued on the Closing Date at the rate of $0.30 per share of Common Stock. The exercise price to acquire a share of Common Stock upon exercise of a Class A Warrant shall be $0.35. The exercise price to acquire a share of Common Stock upon exercise of a Class B Warrant shall be $0.40. The Class A Warrants shall be exercisable until January 25, 2009 (three (3) years after the closing of the financing). The Class B Warrants shall be exercisable until January 25, 2011 (five (5) years after the closing of the financing). The Company also issued to certain Finders, Warrants to purchase 1,741,667 shares of Common Stock similar to and carrying the same rights as the Class B Warrants issuable to the Investors except that the exercise price shall be $0.35 per Warrant Share.

The offer and sale of the securities above were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act of 1933, as amended (the "Securities Act") and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

The shares of Common Stock underlying the securities sold in this financing transaction will be registered for resale on a Registration Statement to be filed by the Company in accordance with terms and conditions the subscription agreement, including exhibits, with the Investors, such subscription agreement, including exhibits, attached hereto as Exhibit 4.1.


Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.


(c)  Exhibits

         Exhibits                   Description

4.1 Form of Subscription Agreement between HQ Sustainable Maritime Industries, Inc. and Certain Investors, exhibits attached.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 26, 2006

                  HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

                  By: /s/ Norbert Sporns
                     -------------------
                  Name: Norbert Sporns
                  Title: Chief Executive Officer and President


















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